Exhibit 99.2

SUPPLEMENTAL FINANCIAL DATA Q3 2021

2 Disclaimer This presentation contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Ready Capital Corporation (the “Company”) can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include those set forth in the Risk Factors section of the most recent Annual Report on Form 10-K filed with the SEC and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. This presentation includes certain non-GAAP financial measures, including Distributable earnings. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures in accordance with GAAP. Please refer to the Appendix for the most recent GAAP information. This presentation also contains market statistics and industry data which are subject to uncertainty and are not necessarily reflective of market conditions. These have been derived from third party sources and have not been independently verified by the Company or its affiliates. All material presented is compiled from sources believed to be reliable and current, but accuracy cannot be guaranteed. All data is as of September 30, 2021, unless otherwise noted.

3 Third Quarter 2021 Results .. Net income of $46.5 million1, or $0.61 per common share .. Distributable earnings of $49.4 million1, or $0.64 per common share .. Declared dividend of $0.42 per common share Earnings / Dividends .. Return on Equity2 of 16.3% .. Distributable Return on Equity3 of 17.3% .. Dividend Yield4 of 11.6% Returns .. CRE originations and acquisitions of $1.2 billion .. SBA loan originations of $138.3 million .. Residential mortgage loan originations of $1.0 billion Loan Originations5 / Acquisitions .. Adjusted net book value6 of $15.06 per common share .. Recourse leverage ratio of 2.2x consisting of 1.5x of warehouse credit facilities and borrowings under repurchase agreements, 0.5x of corporate debt and 0.2x of agency secured borrowings Balance Sheet 1. Before dividends on preferred securities and inclusive of non-controlling interest 2. Return on Equity is an annualized percentage equal to quarterly net income over the average monthly total stockholders’ equity for the period 3. Distributable Return on Equity is an annualized percentage equal to Distributable earnings over the average monthly total stockholders’ equity for the period. Refer to the “Distributable Earnings Reconciliation” slide for a reconciliation of GAAP Net Income to Distributable Earnings 4. Q3 Dividend yield for the period based on the 09/30/2021 closing share price of $14.43 5. Represents fully committed amounts 6. Excludes the equity component of our 2017 convertible note issuance

4 Third Quarter 2021 Results (continued) .. Total liquidity of $341 million(1) including cash, anticipated warehouse advances, principal and interest receivable from servicers, and anticipated proceeds from available-for-sale assets Current Liquidity .. Closed $652.5 million commercial mortgage collateralized loan obligation with the limited right to acquire all or part of $87.8 million in future funding .. Closed a private placement of $350.0 million in aggregate principal amount of 4.5% Senior Secured Notes due 2026. The Company used a portion of the net proceeds to redeem all the outstanding 7.5% Senior Secured Notes due 2022. Capital Markets .. Surpassed $1 billion in SBA 7(a) loans and has grown to become the second largest non-bank SBA lender in the US SBA 7(a) .. Acquired Red Stone, a privately owned real estate finance and investment company that provides innovative financial products and services to the multifamily affordable housing industry. Red Stone Acquisition 1. Liquidity balance as of October 25, 2021

Return on Equity

READY CAPITAL.

Segment	Levered Yield [1]	Distributable Levered Yield [1]	Equity Allocation
Loan Acquisitions	10.2 %	10.2 %	26.3 %
SBC Originations	13.2 %	13.2 %	63.0 %
Small Business Lending	76.1 %	76.1 %	6.3 %
Residential Mortgage Banking [3]	46.7 %	45.9 %	4.4 %

	GAAP ROE [2]		Distributable ROE [2]	
	Q3'21	Q2'21	Q3'21	Q2'21
Segment weighted return	17.8 %	18.4 %	17.8 %	19.6 %
Corporate leverage, net of non-earning assets	5.1	2.6	5.1	3.1
Gross return on equity	**22.9 %**	**21.0 %**	**22.9 %**	**22.7 %**
Realized & unrealized gains, net	6.6	2.4	6.6	2.4
Loan loss provision	(0.6)	(2.0)	(1.1)	(0.5)
PPP revenue, net of direct expenses	6.5	4.8	6.5	4.8
Non-recurring gains, losses and expenses	(1.0)	(0.9)	-	-
Operating expenses	(13.0)	(10.6)	(12.1)	(10.3)
Investment advisory fees	(2.0)	(1.0)	(2.0)	(1.0)
Provision for income taxes	(2.4)	(2.5)	(2.8)	(3.1)
Dividends on preferred stock	(0.7)	(1.2)	(0.7)	(1.2)
Return on equity	**16.3 %**	**10.0 %**	**17.3 %**	**13.8 %**

1. Levered yield includes interest income, accretion of discount, MSR creation, income from unconsolidated joint ventures, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis.
2. GAAP ROE is based on GAAP Net Income, while Distributable ROE is based on Distributable Earnings, which adjusts GAAP Net Income for certain items detailed on the "Distributable Earnings Reconciliation" slide.
3. ROE based on net income before tax of the Residential Mortgage Banking business line divided by the business line's average monthly equity.

5

6 SBC Investment by Product Type $82.9 $65.0 $50.2 $145.7 $138.3 $17.0 $6.0 $53.6 $104.9 $105.6 $132.1 $164.4 $240.5 $135.5 $16.9 $243.2 $652.8 $807.2 $730.4 $15.8 $140.2 $168.0 $31.5 $0 $100 $200 $300 $400 $500 $600 $700 $800 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 SBA Fixed Rate Freddie Mac Transitional Acquired Lot Loans 1. Origination volumes are based on fully committed amounts 2. Originations include $31.5M of Lot Loans HISTORICAL GROWTH1 2

7 SBC Originations • Freddie Mac loan originations of $135.5 million driven by continued low rates averaging 3.7% o Current money up pipeline of $116.6 million, including $16.2 million funded in October • CRE originations of $1.0 billion3 closed in the quarter o Current money up pipeline of $729.5 million, including $250.4 million funded in October 1. $ in millions, as of quarter end. 2. Represents fixed rate loans that have been securitized. 3. Represents fully committed amounts. 4. Calculated on unpaid principal balance 5. Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs. 6. Includes realized and unrealized gains (losses) on loans held for sale and MSR creation. CURRENT QUARTER HIGHLIGHTS GROSS LEVERED YIELD 11.5% 12.0% 11.2% 11.1% 10.7% 2.5% 2.5% 2.9% 2.9% 2.5% 0% 5% 10% 15% 20% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Gross Levered Yield (ex. Gains) Gains on Loans, held for sale SEGMENT SNAPSHOT 5 6

8 Small Business Lending • SBA 7(a) loans originations of $138.3 million o Current money up pipeline of $212.4 million, including $30.4 million funded in October • SBA net sales premiums peaking at 15.9% and averaging 12.1%, net o 6.9% of SBA sales sold below market • After-tax PPP income was $13.3 million 1. $ in millions, as of quarter end. 2. Calculated on unpaid principal balance and excludes assets offset by guaranteed loan financing liabilities 3. Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs. 4. Includes realized and unrealized gains (losses) on loans held for sale and MSR creation. CURRENT QUARTER HIGHLIGHTS GROSS LEVERED YIELD 21.4% 28.4% 37.0% 18.6% 20.7% 37.6% 34.6% 50.4% 80.6% 55.4% 0% 20% 40% 60% 80% 100% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Gross Levered Yield (ex. Gains) Gains on Loans, held for sale SEGMENT SNAPSHOT 3 4

9 Loan Acquisitions • Current acquisition pipeline of $347 million • Loan acquisitions of $168.0 million comprised of 49 loans with an advance rate of 63%, expected levered yield of 15.3%, and weighted average LTV of 58%. 1. Excludes joint venture investments. 2. $ in millions, as of quarter end. 3. Represents fixed rate loans that have been securitized. 4. Calculated on unpaid principal balance 5. Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs. 6. Includes realized and unrealized gains (losses) on loans held for sale and MSR creation. CURRENT QUARTER HIGHLIGHTS GROSS LEVERED YIELD 10.3% 10.4% 8.8% 9.2% 8.5% 3.4% 5.2% -1.2% 2.7% 1.7% -5% 0% 5% 10% 15% 20% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Income on joint venture investments and Gains on loans, held for sale Gross Levered Yield (ex. Income on joint venture investments and Gains on loans, held for sale) 5 6 SEGMENT SNAPSHOT

10 • Originations of $1.0 billion • Recapture rates of 32% • Average margin of 92 bps for the quarter, leveling off at 84 bps at quarter end 1. $ in millions. Represents activity during the quarter. CURRENT QUARTER HIGHLIGHTS MSR PORTFOLIO (UPB IN $ BILLIONS) $9.1 $9.5 $9.9 $10.4 $10.7 $8.0 $8.5 $9.0 $9.5 $10.0 $10.5 $11.0 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 SEGMENT SNAPSHOT Residential Mortgage Banking Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Fair Value ($mm) $74.4 $76.8 $98.5 $100.8 $107.6

11 Diversified, Complementary, & Scalable Platforms 14% 13% 37% 2% 28% 6% Acquisitions SBC Originations - Fixed rate SBC Originations - Bridge SBC Originations - Freddie Mac Small Business Lending Residential Mortgage Banking PORTFOLIO BREAKDOWN1 REVENUE BREAKDOWN2 $11,054 $3,924 $22,157 $8,104 $37,703 $20,733 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 Acquisitions SBC Originations - Fixed rate SBC Originations - Bridge SBC Originations - Freddie Mac Small Business Lending Residential Mortgage Banking 1. Assets include loans, MBS, servicing assets, JV investments, real estate owned, and purchased future receivables. 2. Based on QTD Distributable Earnings. Distributable earnings includes interest income, accretion of discount, MSR creation, income from unconsolidated joint ventures, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis.

12 Loan Portfolio Composition 12 1. As a percent of unpaid principal balance 2. Excludes loans held-for-sale, at fair value COLLATERAL TYPE SBA COLLATERAL TYPE LIEN POSITION 19% 12% 7% 5% 4% 53% Lodging Offices of Physicians Child Day Care Services Eating Places Gasoline Service Stations Other 44% 13% 10% 10% 9% 14% Multi-family Retail SBA Office Mixed Use Other GEOGRAPHIC LOCATION 16% 16% 8% 8% 8% 44% California Texas Florida New York Georgia Other 99.1% 0.9% First Mortgage Subordinated Mortgage As of September 30, 20211, 2

Current Expected Credit Losses

(In Thousands)	Originated SBC loans	Originated Transitional loans	Acquired loans	Acquired SBA 7(a) loans	Originated SBA 7(a) loans	Originated Residential Agency loans	Total held-for-investment loans
Beginning balance	7,980	21,201	7,098	3,975	9,375	—	49,629
Provision for loan losses	(1,029)	3,944	(1,217)	(210)	232	—	1,720
Charge-offs	—	—	(26)	(464)	(938)	—	(1,428)
Recoveries	—	—	(703)	29	—	—	(674)
Ending balance	6,951	25,145	5,152	3,330	8,669	—	49,247
Allowance on unfunded commitments	—	86	—	—	133	—	219
Ending balance	6,951	25,231	5,152	3,330	8,802	—	49,466
Loan balance	1,056,936	3,191,008	977,943	197,097	391,200	3,173	5,817,357
% of Loan balance	0.7%	0.8%	0.5%	1.7%	2.3%	0.0%	0.9%

- **Total ending Q2 2021 allowance reserves of $50.0 million representing 1.0% of loan balances**
- **Total ending Q3 2021 allowance reserves of $49.5 million representing 0.9% of loan balances**
  - Net recovery of $0.5 million across our loan portfolios during the quarter:
    - **Originated Fixed Rate loans**: Reduction in pooled reserves due to stabilizing assumptions, and a lower weighted average maturity of portfolio.
    - **Originated Transitional loans**: Incremental pooled reserves attributable to new loan originations in Q3 and increase in certain specific reserves, offset by stabilizing assumptions.
    - **Acquired loans**: Reduction in reserves attributable to liquidations and stabilizing assumptions.
    - **Small Business loans (7(a))**: Reduction in reserves attributable to liquidations and stabilizing assumptions.

13

14 Loan Portfolio – Risk Rating BUCKET 1: Very Low Risk of Loss: New origination or current with strong credit metrics (LTV/DSCR/DY). No expected losses. BUCKET 2: Low Risk of Loss: Current with maturity > 6 months. Lower credit metrics with possibility of inclusion on CREFC watchlist. No expected losses. BUCKET 3: Medium Risk of Loss: Current with near term maturities or in forbearance. Loss unlikely with no specific reserves booked. BUCKET 4: Higher Risk: Loan delinquent or in maturity default. Potential issues with sponsor or business plans. Minimal losses possible and adequately reserved in current period. BUCKET 5: Highest risk: Loan in default or special servicing. Specific losses identified and adequately reserved for in current period. 56% 28% 7% 5% 4% CREDIT QUALITY INDICATORS 1. Commercial real estate portfolio only 2. As a percent of unpaid principal balance 3. Excludes loans held-for-sale, at fair value CRITERIA As of September 30, 20211, 2, 3

18% 18% 15% 13% 13% 2% 3% 2% 3% 3% 2% 1% 1% 7% 7% 7% 6% 6% 26% 30% 44% 49% 47% 46% 42% 30% 28% 31% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Funding Mix Securitized debt oblications Credit faciities and repurchase agreements Senior secured notes and Corporate debt Convertible senior notes Preferred Equity Common Stockholders Equity 15 Capital Structure • Current cash and available liquidity of $341 million • Closed $652.5 million commercial mortgage collateralized loan obligation with the limited right to acquire all or part of $87.8 million in future funding with an advance rate of 83% and a weighted average cost of 1.3% • Closed a private placement of $350.0 million in aggregate principal amount of 4.5% Senior Secured Notes due 2026. The Company used the net proceeds to redeem all the outstanding 7.5% Senior Secured Notes due 2022. HISTORICAL CAPITAL STRUCTURE LIQUIDITY UPDATE Total Debt & Eqty ($M) $4,502 $4,553 $7,233 $8,222 $8,531

16 Financing and Leverage 2.0x 2.2x 2.3x 1.8x 2.2x 4.5x 4.5x 5.1x 5.4x 5.9x 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Recourse Total HISTORICAL LEVERAGE $ in millions Total debt-to-equity ratio Secured borrowings (warehouse credit facilities and borrowings under repo transactions) $ 1,950 Secured borrowings (ANH warehouse credit facilities and borrowings under repo transactions) 94 Paycheck Protection Program Liquidity Facility 1,946 Securitized debt obligations 2,676 Senior secured notes and corporate bonds 514 Convertible notes 113 Total debt $ 7,293 Total stockholders' equity $ 1,229 Total debt-to-equity ratio 5.9 Total recourse debt-to-equity ratio Total debt $ 7,293 Less: Securitized debt obligations (2,676) Less: Paycheck Protection Program Liquidity Facility (1,946) Total recourse debt $ 2,671 Total stockholders' equity $ 1,229 Total recourse debt-to-equity ratio 2.2 September 2021

Credit and Repurchase Facilities

$ in thousands Lender	Asset Class	Maturity	Pricing	Facility Size	Carrying Value	Available Capacity
Borrowings under credit facilities						
JPMorgan	Acquired loans, SBA loans	August 2022	1M L + 2.5% to 2.875%	$ 200,000	$ 46,307	$ 153,693
Keybank	Freddie Mac loans	February 2022	SOFR + 1.41%	100,000	13,268	86,732
East West Bank	SBA loans	October 2022	Prime - 0.821% to + 0.00%	75,000	50,201	24,799
Credit Suisse[(1)]	Acquired loans (non USD)	December 2021	Euribor + 2.50% to 3.00%	231,600	40,250	191,350
GMFS facilities	Residential loans	Oct-2021 - Sept-2022	Various	370,000	268,892	101,108
GMFS - MSR	Residential MSRs	September 2023	1M L + 2.50%	50,000	49,400	600
Other - various	Various	Oct-2023 - Aug-2050	Various	122,770	23,616	99,154
Total borrowings under credit facilities				**$ 1,149,370**	**$ 491,934**	**$ 657,436**
Borrowings under repurchase agreements						
Citibank	Fixed rate, Transitional, Acquired loans	October 2021	1M L + 2.00% to 3.00%	$ 500,000	$ 110,773	$ 389,227
Deutsche Bank	Fixed rate, Transitional loans	November 2021	3M L + 2.00% to 2.40%	350,000	225,974	124,026
Credit Suisse	Fixed rate, Transitional, Acquired loans	May 2022	1M L + 2.00% to 2.35%	500,000	184,892	315,108
Credit Suisse	Residential loans	December 2021	L + 3.00%	100,000	60,390	39,610
JPMorgan	Transitional loans	November 2022	1M L + 2.00% to 2.75%	700,000	636,171	63,829
Performance Trust	Acquired loans	March 2024	1M T + 2.00%	174,000	84,419	89,581
Various	MBS	Oct-2021	Various	249,516	249,516	-
Total borrowings under repurchase agreements				**$ 2,573,516**	**$ 1,552,135**	**$ 1,021,381**
Total Secured Borrowings				**$ 3,722,886**	**$ 2,044,069**	**$ 1,678,817**

1. Commitment size is €200.0 million and has been converted for purposes of this disclosure..

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18 Financial Snapshot 1. Average carrying value includes average quarterly carrying value of loan and servicing asset balances 2. Gross yields include interest income, accretion of discount, MSR creation, income from our unconsolidated joint venture, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis. 3. The Company finances the assets included in the Investment Type through securitizations, repurchase agreements, warehouse facilities and bank credit facilities. Interest expense is calculated based on interest expense and deferred financing amortization for the quarter ended 9/30/2021 on an annualized basis. 4. Excludes loans, held for sale, at fair value 5. Excludes the equity component of our 2017 convertible note issuance. 6. Q3 Dividend yield for the period based on the 09/30/2021 closing share price of $14.43 ($ in thousands, except per share data) % Fixed vs Floating Rate 32% / 68% % Originated vs Acquired 79% / 21% Weighted Average LTV - SBC originations 66% Weighted Average LTV - SBA 83% Weighted Average LTV - Acquired 41% Loan Portfolio Metrics (4) SBA servicing rights - UPB $ 813,089 SBA servicing rights- carrying value $ 21,205 Freddie Mac servicing rights - UPB $ 4,043,989 Freddie Mac servicing rights - carrying value $ 42,312 Residential servicing rights - UPB $ 10,726,160 Residential servicing rights - carrying value $ 107,589 Servicing Portfolio Metrics Common Stockholders' equity $ 1,098,807 Common Stockholders' equity (adjusted)(5) $ 1,098,059 Total Common Shares outstanding 72,919,824 Net Book Value per Common Share $ 15.07 Adjusted Net Book Value per Common Share $ 15.06 Book Equity Value Metrics Net income | Distributable earnings $46,535 | $49,365 Earnings per share - Basic and diluted $0.61 | $0.60 Distributable Earnings per share - Basic and diluted $0.64 Return on Equity per Common Share 16.3% Distributable Return on Equity per Common Share 17.3% Dividend Yield (6) 11.6% Q3 2021 Earnings Data Metrics

APPENDIX Additional Financial Information

Balance Sheet by Quarter

READY CAPITAL.

(In Thousands)	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Assets					
Cash and cash equivalents	$ 149,847	$ 138,975	$ 308,428	$ 200,723	$ 209,769
Restricted cash	46,204	47,697	62,961	57,118	52,692
Loans, net	1,286,935	1,550,624	1,611,826	2,222,284	2,384,497
Loans, held for sale, at fair value	348,719	340,288	473,078	470,184	549,917
Payment protection program loans, net	106,204	74,931	1,292,808	2,178,586	1,784,826
Mortgage backed securities, at fair value	90,427	88,011	682,948	260,110	117,681
Loans eligible for repurchase from Ginnie Mae	237,542	250,132	221,464	173,437	149,723
Investment in unconsolidated joint ventures	69,204	79,509	75,048	86,994	125,547
Purchased future receivables, net	16,659	17,308	13,240	7,213	6,567
Derivative instruments	20,849	16,363	12,529	6,600	6,180
Servicing rights	110,045	114,663	138,941	145,265	171,106
Real estate owned, held for sale	45,063	45,348	73,454	71,267	70,643
Other assets	98,614	89,503	151,503	120,214	196,827
Assets of consolidated VIEs	2,691,198	2,518,743	2,898,727	2,976,897	3,438,423
Total Assets	**$ 5,317,510**	**$ 5,372,095**	**$ 8,016,955**	**$ 8,976,892**	**$ 9,264,398**
Liabilities					
Secured borrowings	1,071,616	1,294,243	2,064,785	1,703,034	2,044,069
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	105,005	76,276	1,132,536	2,286,624	1,945,883
Securitized debt obligations of consolidated VIEs, net	2,059,114	1,905,749	2,211,923	2,309,217	2,676,265
Convertible notes, net	111,855	112,129	112,405	112,684	112,966
Senior secured notes and Corporate debt, net	330,230	330,648	513,061	513,494	513,889
Guaranteed loan financing	421,183	401,705	386,036	363,955	348,774
Contingent consideration	—	—	—	—	12,400
Liabilities for loans eligible for repurchase from Ginnie Mae	237,542	250,132	221,464	173,437	149,723
Derivative instruments	7,774	11,604	4,403	3,717	—
Dividends payable	16,934	19,746	9,631	33,968	33,564
Accounts payable and other accrued liabilities	132,087	135,655	162,465	180,018	189,194
Total Liabilities	**$ 4,493,340**	**$ 4,537,887**	**$ 6,818,709**	**$ 7,680,148**	**$ 8,026,727**
Preferred stock Series C	—	—	19,494	8,361	8,361
Stockholders' Equity					
Preferred stock	—	—	98,241	209,619	111,378
Common stock	5	5	7	7	7
Additional paid-in capital	846,960	849,541	1,088,512	1,090,162	1,115,471
Retained earnings	(31,779)	(24,203)	(20,027)	(23,105)	(10,395)
Accumulated other comprehensive income (loss)	(9,916)	(9,947)	(7,042)	(7,157)	(6,276)
Total Ready Capital Corporation equity	805,270	815,396	1,159,691	1,269,526	1,210,185
Non-controlling interests	18,900	18,812	19,061	18,857	19,125
Total Stockholders' Equity	**$ 824,170**	**$ 834,208**	**$ 1,178,752**	**$ 1,288,383**	**$ 1,229,310**
Total Liabilities and Stockholders' Equity	**$ 5,317,510**	**$ 5,372,095**	**$ 8,016,955**	**$ 8,976,892**	**$ 9,264,398**
Adjusted Book Value per Share	**$ 14.84**	**$ 14.98**	**$ 14.89**	**$ 14.87**	**$ 15.06**

20

Statement of Income by Quarter

READY CAPITAL.

(In thousands, except share data)		Q3 2020		Q4 2020		Q1 2020		Q2 2021		Q3 2021
Interest income	$	61,074	$	64,810	$	73,371	$	103,047	$	105,136
Interest expense		(43,823)		(41,319)		(50,761)		(55,415)		(50,136)
Net interest income before provision for loan losses	**$**	**17,251**	**$**	**23,491**	**$**	**22,610**	**$**	**47,632**	**$**	**55,000**
Recovery of (provision for) loan losses		4,231		258		8		(5,517)		(1,579)
Net interest income after recovery of (provision for) loan losses	**$**	**21,482**	**$**	**23,749**	**$**	**22,618**	**$**	**42,115**	**$**	**53,421**
Non-interest income										
Residential mortgage banking activities	$	75,524	$	59,963	$	41,409	$	36,690	$	37,270
Net realized gain on financial instruments and real estate owned		7,507		9,795		8,846		17,183		23,210
Net unrealized gain (loss) on financial instruments		3,420		(4,339)		20,996		4,612		5,688
Servicing income, net of amortization and impairment		10,115		11,401		15,635		11,928		10,243
Income on purchased future receivables, net		4,848		1,794		2,317		2,779		2,838
Income (loss) on unconsolidated joint ventures		1,996		3,439		(809)		3,361		3,548
Other income (loss)		4,496		1,353		571		(688)		5,674
Total non-interest income	**$**	**107,906**	**$**	**83,406**	**$**	**88,965**	**$**	**75,865**	**$**	**88,471**
Non-interest expense										
Employee compensation and benefits	$	(27,612)	$	(18,084)	$	(22,777)	$	(24,270)	$	(24,537)
Allocated employee compensation and benefits from related party		(2,250)		(2,250)		(2,123)		(3,299)		(3,804)
Variable expenses on residential mortgage banking activities		(30,918)		(27,016)		(15,485)		(21,421)		(24,380)
Professional fees		(4,158)		(4,728)		(2,982)		(2,872)		(6,900)
Management fees – related party		(2,714)		(2,741)		(2,693)		(2,626)		(2,742)
Incentive fees – related party		(1,134)		(1,333)		—		(286)		(2,775)
Loan servicing expense		(8,231)		(6,734)		(6,104)		(6,851)		(8,124)
Transaction related expenses		(6)		—		(6,307)		(1,266)		(2,629)
Other operating expenses		(10,448)		(12,442)		(15,484)		(17,190)		(12,926)
Total non-interest expense	**$**	**(87,471)**	**$**	**(75,328)**	**$**	**(73,955)**	**$**	**(80,081)**	**$**	**(88,817)**
Income before provision for income taxes	$	41,917	$	31,827	$	37,628	$	37,899	$	53,075
Income tax provision		(6,554)		(4,268)		(8,681)		(6,995)		(6,540)
Net income	**$**	**35,363**	**$**	**27,559**	**$**	**28,947**	**$**	**30,904**	**$**	**46,535**
Less: Dividends on preferred stock		—		—		281		3,224		1,999
Less: Net income attributable to non-controlling interest		805		648		659		444		756
Net income attributable to Ready Capital Corporation	**$**	**34,558**	**$**	**26,911**	**$**	**28,007**	**$**	**27,236**	**$**	**43,780**
Earnings per common share - basic	**$**	**0.63**	**$**	**0.49**	**$**	**0.49**	**$**	**0.38**	**$**	**0.61**
Earnings per common share - diluted	**$**	**0.63**	**$**	**0.49**	**$**	**0.49**	**$**	**0.38**	**$**	**0.60**
Weighted-average shares outstanding - Basic		54,626,995		54,338,209		56,817,632		71,221,806		71,618,168
Weighted-average shares outstanding - Diluted		54,704,611		54,420,064		56,843,448		71,385,603		71,787,228
Dividends declared per share of common stock	**$**	**0.30**	**$**	**0.35**	**$**	**0.40**	**$**	**0.42**	**$**	**0.42**

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Distributable Earnings Reconciliation by Quarter

READY CAPITAL.

(In thousands, except share data)	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Net Income	**$ 35,363**	**$ 27,559**	**$ 28,947**	**$ 30,904**	**$ 46,535**
Reconciling items:					
Unrealized gain on mortgage servicing rights	$ 4,688	$ 4,087	$ (15,356)	$ 4,699	$ (147)
Impact of ASU 2016-13 on accrual loans	(7,248)	(3,587)	(29)	4,035	(1,329)
Non-recurring REO impairment	(114)	445	—	510	(10)
Merger transaction costs and other non-recurring expenses	998	1,323	7,263	2,971	5,485
Total reconciling items	$ (1,676)	$ 2,268	$ (8,122)	$ 12,215	$ 3,999
Distributable earnings before income taxes	**$ 33,687**	**$ 29,827**	**$ 20,825**	**$ 43,119**	**$ 50,534**
Income tax adjustments	(1,561)	(1,023)	3,883	(1,691)	(1,169)
Distributable earnings	**$ 32,126**	**$ 28,804**	**$ 24,708**	**$ 41,428**	**$ 49,365**
Less: Distributable earnings attributable to non-controlling interests	$ 731	$ 677	$ 563	$ 595	$ 802
Less: Income attributable to participating shares	339	305	376	392	445
Less: Dividends on preferred stock	—	—	281	3,224	1,999
Distributable earnings attributable to Common Stockholders	**$ 31,056**	**$ 27,822**	**$ 23,488**	**$ 37,217**	**$ 46,119**
Distributable earnings per share	**$ 0.57**	**$ 0.51**	**$ 0.41**	**$ 0.52**	**$ 0.64**
Weighted average common shares outstanding	**54,626,995**	**54,338,209**	**56,817,632**	**71,221,806**	**71,618,168**

The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because Distributable Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Distributable Earnings may not be comparable to other similarly-titled measures of other companies.

We calculate Distributable earnings as GAAP net income (loss) excluding the following:

i) any unrealized gains or losses on certain MBS
ii) any realized gains or losses on sales of certain MBS
iii) any unrealized gains or losses on Residential MSRs
iv) any unrealized gains or losses resulting from a change in CECL impairment reserves on accrual loans
v) one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses

In calculating Distributable Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating Distributable Earnings, the Company does not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company's historical loan originations. In calculating Distributable Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size. In 2016, the Company liquidated the majority of its MBS portfolio from distributable earnings to fund recurring operating segments.

In addition, in calculating Distributable Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value. The Company treats its commercial MSRs and residential MSRs as two separate classes based on the nature of the underlying mortgages and the treatment of these assets as two separate pools for risk management purposes. Servicing rights relating to the Company's small business commercial business are accounted for under ASC 860, Transfer and Servicing, while the Company's residential MSRs are accounted for under the fair value option under ASC 825, Financial Instruments. In calculating Distributable Earnings, the Company does not exclude realized gains or losses on either commercial MSRs or residential MSRs, held at fair value, as servicing income is a fundamental part of Ready Capital's business and is an indicator of the ongoing performance.

To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year's taxable income. These differences may result in certain items that are recognized in the current period's calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.

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